UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 25, 2009 (Date of Report)
(Date of Earliest Event Reported)
Trubion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33054 (Commission File No.)	52-2385898 (IRS Employer Identification No.)
2401 Fourth Avenue, Suite 1050, Seattle, WA 98121
(Address of Principal Executive Offices, including Zip Code)
(206) 838-0500
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On February 25, 2009, Trubion Pharmaceuticals, Inc. (“Trubion”) implemented a work force reduction of approximately 25 percent, or 25 employees (the “Reduction in Work Force”), and a corporate restructuring. Trubion is undertaking the Reduction in Work Force in an effort to proactively take steps to reduce its costs and align its current resources with its strongest near-term opportunities while positioning the company for long-term sustainability and success. Trubion expects to complete the Reduction in Work Force by the end of February 2009.
In connection with the Reduction in Work Force, Trubion expects to incur expenses associated with one-time termination benefits of approximately $0.8 million. It is currently anticipated that the majority of these expenses will be incurred in the first quarter of 2009.
This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the timing for completion of the Reduction in Work Force, and the amount and expected timing related to any associated restructuring and other charges. These forward-looking statements are based on Trubion’s current expectations and inherently involve significant risks and uncertainties. Trubion’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks inherent in restructuring efforts, which may affect the timing of the completion of the actions and ultimate actual amounts of the charges incurred. In addition, Trubion’s Reduction in Work Force costs may be greater than anticipated and the Reduction in Work Force and any future work force and expense reductions may have an adverse impact on Trubion’s development activities. These and other risk factors are discussed under the heading “Risk Factors” in Trubion’s SEC reports, including its Form 10-Q for the quarter ended September 30, 2008, and from time to time in other reports filed by Trubion with the U.S. Securities and Exchange Commission. Trubion undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Item 7.01	Regulation FD Disclosure.
On February 25, 2009, Trubion issued a press release announcing the matters described in Item 2.05 of this Form 8-K, as well as additional information regarding its proprietary and partnered product candidates. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of Trubion Pharmaceuticals, Inc., dated February 25, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBION PHARMACEUTICALS, INC.
Date: February 25, 2009	By:	/s/ Michelle Burris
Michelle Burris
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Trubion Pharmaceuticals, Inc., dated February 25, 2009.